Exhibit 99.1

Shift Technologies Announces New $100 million Floorplan Facility

SAN FRANCISCO, Dec. 13, 2021 – Shift (Nasdaq: SFT), a leading end-to-end auto ecommerce platform transforming the used car industry with a technology-driven, hassle-free customer experience, announced a $100 million committed floorplan facility with Ally Financial Inc. (NYSE:ALLY), a leading digital financial services company. The new floorplan financing relationship expands the companies’ business relationship and has a two-year term, expiring December 9, 2023.

“Our business is rapidly scaling, with 2021 sales expected to more than triple compared to 2020. As a result, our financing needs have grown as well,” said Oded Shein, Shift’s CFO. “This new facility improves Shift’s capital position, doubling the availability of our previous floor plan, and increases our financial flexibility as we look to accelerate future growth. We are grateful to Ally for their support and confidence in Shift and look forward to a successful relationship.”

Doug Timmerman, president of Dealer Financial Services, Ally Financial added, “Since 2014, the Ally team has provided a broad range of services to Shift including indirect retail financing, vehicle protection products and digital remarketing services. We’re excited to deepen our relationship with inventory financing, support Shift’s growth, and expand our shared opportunities in the used vehicle market.”

About Shift

Shift is a leading end-to-end auto ecommerce platform transforming the used car industry with a technology-driven, hassle-free customer experience. Shift’s mission is to make car purchase and ownership simple — to make buying or selling a used car fun, fair, and accessible to everyone. Shift provides comprehensive, digital solutions throughout the car ownership lifecycle: finding the right car, having a test drive brought to you before buying the car, a seamless digitally-driven purchase transaction including financing and vehicle protection products, an efficient, digital trade-in/sale transaction, and a vision to provide high-value support services during car ownership. For more information please visit www.shift.com.

Forward-Looking Statements

This document includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include estimated financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of Shift’s business are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) Shift’s ability to sustain its current rate of growth, which may be affected by, among other things, competition, Shift’s ability to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (2) changes in applicable laws or regulations; (3) the possibility that Shift may be adversely affected by other economic, business, and/or competitive factors; (4) the operational and financial outlook of Shift; (5) the ability for Shift to execute its growth strategy; (6) Shift’s ability to purchase sufficient quantities of vehicles at attractive prices; and (7) other risks and uncertainties indicated from time to time in other documents filed or to be filed with the SEC by Shift. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Shift undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Contacts

Drew Haroldson, Blueshirt Group

Investor Relations Contact

drew@blueshirtgroup.com

Coralyn Lee
Media Contact

press@shift.com